STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the "Agreement") is entered into as of the 30th day of June 2000 (the "Agreement Date") by and between FutureOne Inc., a Nevada corporation ("FutureOne"), OPEC CORP, a Colorado corporation ("OPEC"), (FutureOne and OPEC are collectively the "Seller"), Abcon, Inc., ("Abcon") an Arizona corporation and Brian Smith ("Smith"), (Abcon and Smith are collectively the "Buyer"). The Buyer and Seller are referred to collectively herein as the "Parties."

WHEREAS, FutureOne owns 100% of the issued and outstanding shares of capital stock of Abcon.

WHEREAS, this Agreement contemplates a transaction in which Smith will purchase from FutureOne, and FutureOne will sell to Smith, all of the issued and outstanding shares of capital stock of Abcon (the "Abcon Shares"), in return for the compensation as defined herein. Buyer and Seller have also defined various assets and equipment that will be transferred to Buyer by Seller as specified on Exhibit A and debts and liabilities of Seller that will be assumed by Buyer as specified on Exhibit B.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1. EFFECTIVE DATE OF TRANSFER. The Parties agree that Buyer has taken effective control and has operated the business of Abcon since February 21, 2000 (the "Effective Date") under a Letter of Intent of the same date.

2. FORM OF THE TRANSACTION. Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, all of the Abcon Shares for the consideration specified in Section 3 below.

3. PURCHASE PRICE. The purchase price for the Abcon Shares ("Purchase Price") shall be payable on the Closing Date as follows:

(a) Buyer has assumed certain debts of Seller as specified on Exhibit B in the total amount of $236,567.60 and shall indemnify the Seller therefrom; and

(b) Buyer has financed certain equipment, which resulted in cash payments of $230,053.00 to OPEC, the receipt of which is hereby acknowledged; and

(c) The Parties acknowledge Buyer has arranged lease financing for certain equipment in the amount $229,982.17 ("Equipment Financing Amount"), but this amount has not yet been released by the third party lender ("Lease Payments"). Buyer shall use its best efforts to ensure all Lease Payments are immediately made directly to OPEC.

Until such Lease Payments are made in full to Seller by Buyer to pay the Equipment Financing Amount, Seller is granted a security interest in the equipment covered by the leases. Such equipment is designated on Exhibit A. The Parties agree the Equipment Financing Amount shall be included in the Promissory Note referenced in Section 3(d) of this Agreement.

(d) Buyer shall deliver a promissory note and security agreement (the "Promissory Note and Security Agreement") to Seller in the aggregate principal amount of $263,329.14 in form and substance to the form of Promissory Note and Security Agreement annexed hereto as Exhibit C.

4. CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Seller at 2:00 p.m., Arizona time, on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and Seller may mutually determine (the "Closing Date"). Notwithstanding the Closing Date, the Parties hereby acknowledge that all of the transactions contemplated by this Agreement shall be deemed to have occurred as of the Effective Date.

5. REPRESENTATIONS AND WARRANTIES.

(a) REPRESENTATIONS AND WARRANTIES OF THE SELLER. Seller represents and warrants to the Buyer that the statements contained in this Section 5(a) are correct and complete as of the Agreement Date and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Agreement Date throughout this Section 5(a)) with respect to itself.

     i) ORGANIZATION OF SELLER. FutureOne is duly organized, validly existing, and in good standing under the laws of the State of Nevada. OPEC is duly organized, validly existing and in good standing under the laws of the state of Colorado. Both FutureOne and OPEC are qualified to do business in Arizona. Abcon is also qualified to do business in Arizona

     ii) DUE AUTHORIZATION. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     iii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or, if the Seller is a corporation, any provision of its charter or bylaws.

     iv) ABCON SHARES. FutureOne holds of record and owns beneficially the Abcon Shares, free and clear of any restrictions on transfer (other than restrictions under the Securities Act of 1933, as amended (the "Securities Act"), and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands FutureOne is not a party to any option, warrant, purchase right, or other contract or commitment that could require FutureOne to sell, transfer, or otherwise dispose of any capital stock of Abcon (other than this Agreement).

     v) DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. Except as expressly set forth in this Section 5, the Seller makes no representation or warranty, express or implied, at law or in equity, in respect of Abcon or any of its assets, liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.

(b) REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to Seller that the statements contained in this Section 5(b) are correct and complete as of the Agreement Date and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Agreement Date throughout this Section 5(b)).

     i) AUTHORIZATION OF TRANSACTION. Smith and Abcon each have full power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     ii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of his assets is subject.

     iii) PRIOR AND CURRENT KNOWLEDGE OF BUYER. Smith has controlled and operated the business operations of Abcon as its President and as a member of its Board of Directors since Abcons' date of incorporation through the date hereof and, as a result, has full knowledge of the legal, financial and business affairs of Abcon. Smith hereby acknowledges and agrees that Smith is purchasing the Abcon Shares on an "as-is, where-is" basis.

     v) INVESTMENT. Smith represents, warrants and confirms he (A) understands that the Abcon Shares have not been, and will not be, registered under the Securities Act or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Abcon Shares solely for his or its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning Abcon and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Abcon Shares, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Abcon Shares, and (F) is an Accredited
Investor (as such term is defined in Rule 501 of Regulation D under the Securities Act).

     vi) EXPERTS. Buyer, in determining to enter into this Agreement and effect the transactions contemplated hereunder, has relied solely upon the advice of their legal counsel and accountants or other financial advisors with respect to the tax and other consequences involved in consummating the transactions contemplated hereunder.

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES. The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to Closing of each of the following conditions, except as the Parties may waive in writing:

(a) REPRESENTATIONS AND WARRANTIES TRUE. Each of the representations and warranties of the Parties contained in this Agreement shall have been true and correct, as of the Effective Date, when made and at the time of Closing.

(b) NO LITIGATION. There shall be no action, proceeding, or threatened, pending or actual litigation to enjoin, restrain, or prohibit the consummation of the transactions contemplated by this Agreement or which would have the effect, if successful, of imposing any liability upon Seller.

(c) COMPLIANCE WITH AGREEMENT. The Parties shall have complied with all agreements and covenants applicable to them and contained in this Agreement.

(d) EMPLOYEES. Abcon and/or OPEC shall terminate all existing employment agreements that were entered into with any employees of Abcon, while Abcon was a wholly-owned subsidiary of FutureOne. The Parties acknowledge that the employment agreement between OPEC and Smith, effective April 19, 1999 (the "Smith Employment Agreement") was previously canceled, but the Parties acknowledge that the following provisions of the Smith Employment Agreement shall remain in full force and effect for the appropriate periods specified in the Smith Employment Agreement:

Seller does hereby give written permission, and hereby acknowledge that Buyer may perform drilling and boring services for previous clients of OPEC and Abcon and the performance of such services shall not be considered a breach under
Section 8 of the Smith Employment Agreement, however the covenant not to compete with other services currently provided to existing OPEC customers shall remain in full force and effect.

Notwithstanding the foregoing, the terms and conditions set forth in Sections 9 through 15 of the Smith Employment Agreement shall survive the Closing and remain in full force and effect in accordance with Smith's Employment Agreement.

The Parties confirm and acknowledge that no further compensation, bonuses or other benefits relating to past or future services will remain due and outstanding to remaining Abcon employees, including, without limitation, Smith, under any employment agreements or any other employment arrangements with Abcon or OPEC.

(e) RESIGNATIONS. Except for Smith, all officers and directors of Abcon, including, without limitation, Donald D. Cannella, Earl J. Cook and Bradley G. Black, shall resign and be deemed to have resigned as directors and/or officers of Abcon, as the case may be. (Exhibit D)

(f) TAXES. Buyer shall be responsible to file Abcon's federal and state income returns for the period ending April 19, 1999, for amending Abcon's December 31, 1998 federal and state income tax returns to correct from Subchapter S status to C Corp status and filing Abcon's federal and state income tax returns for all periods subsequent to the Effective Date. Buyer shall be liable for any and all income taxes, including any penalties and interest, due as indicated on any returns that Buyer is required to file hereunder. Seller shall be responsible for including the operations of Abcon in its consolidated federal and state income tax returns for the periods beginning April 20, 1999 through the Effective Date. Seller shall be liable for any and all income taxes, including any penalties and interest, due as indicated on any returns that Seller is required to file hereunder.

Buyer shall be responsible to file all payroll tax returns and pay any and all payroll taxes due subsequent to the Effective Date. Seller shall be responsible to file all payroll tax returns and pay any and all payroll taxes due for the period beginning April 20, 1999 through the Effective Date.

(g) CORPORATE RECORDS. As of the Closing Date, Seller shall deliver all original corporate records of Abcon to Buyer. Seller shall have the right to retain copies of all corporate records of Abcon delivered to Buyer.

7. FURTHER AGREEMENTS. The Parties hereby agree to the following:

(a) ACCOUNTS. Buyer obtained new bank accounts for Abcon as of the Effective Date and the Parties hereby acknowledge that all bank accounts of Abcon existing as of the date of this Agreement shall be closed on or prior to Closing.

(b) INSURANCE. As of the Effective Date, the Parties hereby acknowledge Abcon shall be removed from Seller's liability insurance policy and Section 125 Plan.

(c) CERTAIN ASSETS AND LIABILITIES. All of the assets (Exhibit A) and liabilities (Exhibit B), shall be retained or transferred to Abcon, as the case may be, and where applicable, shall be removed from the books of OPEC and transferred and conveyed by Bill of Sale or by other requisite and appropriate documents of title transfer with free and clear title, except as to liens that Buyer has caused to be placed against such assets, so Abcon can finance or refinance those assets included on the books of Abcon as of the Effective Date. Buyer hereby accepts title to the assets set forth on Exhibit A attached hereto and agrees to assume all liabilities as indicated on Exhibit B attached hereto. It is the intention of the Parties that no other assets or liabilities in existence as of the Effective Date shall be transferred to Buyer, except as to liens and debts that Buyer has caused to be placed against such assets and agreed to assume, the income taxes specified in Section 6f, any other liabilities of Abcon that existed prior to April 19, 1999 and the Parties agree to settle other obligations outstanding between the parties as indicated on Exhibit E and agree that the balance due OPEC as calculated thereon shall be added to and is included in the amount of the Note specified in Section 3d of this Agreement

(d) BENEFITS. As of the Effective Date, the employees of Abcon shall no longer be eligible to participate in Seller's 401(k) Plan or any other employee benefit plan of Seller.

(e) FINANCIAL RECORDS OF ABCON. Seller may retain all original financial records of Abcon, including, without limitation, paid invoices, payroll records, billing records, canceled checks and bank statements, for the period that Abcon was owned by FutureOne and may retain copies of all financial records for periods prior to Abcon being owned by FutureOne. Seller shall make such financial records or copies thereof available to Buyer as requested.

(f) FUTURE COOPERATION. The Parties agree to cooperate in assisting each other by providing information that may be required from or in the possession of the other Party that is necessary to carry on such Party's business, including, without limitation, fulfilling governmental agency requests, meeting audit requirements or answering customer or vendor questions.

8. INDEMNIFICATION.

(a) Buyer hereby agrees to indemnify, hold harmless and defend Seller and Seller's officers, directors, employees and agents for, from and against any and all demands, claims or damages that may arise from (i) any and all acts, actions or omissions, whether intentional or otherwise, of Buyer or Abcon that may have occurred prior to Seller's acquisition of Abcon on April 19, 1999 or after the Effective Date; and (ii) Buyer's breach of his representations, warranties and covenants contained herein; and (iii) the debts and liabilities of Seller assumed by Buyer as specified on Exhibit B.

(b) Seller hereby agrees to indemnify, hold harmless and defend Buyer and Buyer's officers, directors, employees and agents for, from and against any and all demands, claims or damages that may arise from (i) any and all acts, actions or omissions, whether intentional or otherwise, of Seller that may have occurred between April 19, 1999 and Effective Date, except any act involving Brian Smith who was in control of the corporation and acting as President thereof; and (ii) Seller's breach of its representations, warranties and covenants contained herein.

9. GENERAL.

(a) NOTICES. Any notice hereunder to a Party shall be deemed to be properly served in writing and personally delivered or mailed to:

In the case of Abcon:

Abcon, Inc.
21108 S. 196th St.
Queen Creek, AZ  85242
Attn: Brian Smith, President

Copies to:

Brian Smith
21108 South 196th Street
Queen Creek, Arizona  85242

In the case of FutureOne:

FutureOne, Inc.
4250 East Camelback Road, Suite K-124
Phoenix, AZ 85018-2751
Attention: President

In the case of OPEC:

OPEC CORP
5930 Paonia Ct.
Colorado Springs, CO 80915
Attn: President

or to such other address as may have been furnished in writing by such Party to the other Party to this Agreement, and shall be deemed to have been given as of the time delivered or, if mailed, as of the time acknowledged as received if mailed registered or certified mail, postage prepaid, it being the intention that all notices pursuant hereto shall be effective only upon receipt.

(b) INTERPRETATIONS. To the extent permitted by the context in which used; (a) words in the singular number shall include the plural, words in the masculine gender shall include the feminine and neuter, and vice versa; and (b) references to "persons" or "parties" in this Agreement shall be deemed to refer to natural persons, corporations, and all other entities. This instrument shall be construed in accordance with the fair meaning of its language, and shall not be construed for or against the party drafting it, solely because of such fact.

(c) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall constitute one and the same document.

(d) SECTION HEADINGS. The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

(e) ENTIRE AGREEMENT. This Agreement and the exhibits and schedules attached hereto set forth the entire understanding of the Parties with respect to the transactions contemplated hereby, and any previous agreements or understandings between the Parties regarding the subject matter hereof are superseded by this Agreement.

(f) NON-ASSIGNABILITY. The obligations of this Agreement are personal to each Party, and neither the rights nor obligations under this Agreement may be assigned or transferred by any Party in any manner whatsoever, nor are such rights or obligations subject to involuntary alienation, assignment or transfer.

(g) GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Arizona without regard to its conflicts of law principles.

(h) SEVERABILITY. In the event any term or provision of this Agreement is declared to be invalid or illegal, for any reason, this Agreement shall remain in full force and effect and the same shall be interpreted as though such invalid or illegal provision were not a part hereof.

(i) WAIVER OF TERMS. Any of the terms and conditions of this Agreement, to the extent permitted by law, may be waived in writing at any time by any Party. Such action shall be evidenced by written notice signed by Buyer or an authorized representative of Seller taking such action.

(j) COOPERATION. Subject to the terms and conditions herein provided, each of the Parties hereto shall use its best lawful efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be delivered, such additional documents and instruments and to do or cause to be done all things necessary, proper or advisable, under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

(k) DISPUTE RESOLUTION. The parties hereby covenant and agree that, except as otherwise set forth in this Agreement, any suit, dispute, claim, demand, controversy or cause of action of every kind and nature whatsoever, known or unknown, fixed or contingent, that the parties may now have or at any time in the future claim to have based in whole or in part, or arising from or that in any way is related to the negotiations, execution, interpretation or enforcement of this Agreement (collectively, the "Disputes") shall be completely and finally settled by submission of any such Disputes to arbitration under the Rules of the American Arbitration Association then in effect. The arbitration proceedings shall take place in Phoenix, Arizona and the arbitrator(s) shall apply the law of the State of Arizona to all issues in dispute. Judgment on such award may be entered in any court of competent jurisdiction. The prevailing party shall be entitled to recover its reasonable costs and attorneys fees.

(l) ENFORCEMENT. The failure of either Party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that Party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

(m) PROFESSIONAL ADVICE, FEES AND COSTS. Each Party has relied on its own professional legal, accounting and tax advisors in determining the legal, accounting and income tax effects of the transactions contemplated by this Agreement on such Party. Except as otherwise provided herein, each Party hereto shall pay its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement.

(n) AMENDMENT OF AGREEMENT. Notwithstanding anything to the contrary in this Agreement, to the extent permitted by law, this Agreement may be amended, supplemented or interpreted at any time by written instrument duly executed by all Parties hereto.

(o) INCORPORATION OF EXHIBITS. The Exhibits attached hereto are incorporated herein by reference and made a part hereof.

IN WITNESS WHEREOF, the Parties hereto have caused this Stock Purchase Agreement to be entered into as of the Agreement Date first above written.

SELLER:                                 BUYER:

FUTUREONE, INC., a Nevada corporation   ABCON, INC., an Arizona corporation


By: /s/ Earl J. Cook                    By: /s/ Brian Smith
   --------------------------------        --------------------------------
Name: Earl J. Cook                      Name: Brian Smith
Title: President                        Title: President


OPEC CORP, a Colorado corporation       BRIAN SMITH, an individual


By: /s/ Daniel J. Romano                By: /s/ Brian Smith
   --------------------------------        --------------------------------
Name: Daniel J. Romano                  Name: Brian Smith
Title: Vice President

                            MARITAL COMMUNITY JOINDER

The undersigned, as the spouse of Smith, hereby joins in the signing of this Stock Purchase Agreement for the purpose of (a) binding the interest if any, of the marital community of Buyer in the Collateral and (b) consenting to the binding of the marital community and any community asset, including Smith's wages, to the payment of the obligations as indicated in this Agreement, in accordance with the laws of the State of Arizona.


                                        /s/ Sherri Smith
                                        ----------------------------------------
                                        Sherri Smith

                                    EXHIBIT A

                            ASSETS TO BE TRANSFERRED

Lap Top Computer & CD Rom                                3               $1,500
Lindco-Atlas Portable Compressor                         3                9,000
1996 Int'l 2K Water Truck                                                32,526
1990 Ford f800, 4K Water Truck                                           32,527
16 x 20 Navigator w/locator, drill stem &
Mixing System                                                            60,000
24 x 40 Navigator w/ mixing system, Butler
Trailer & Misc Equipment                                                100,000
Pro Vac                                                  3                8,000
Kieffer Trailer                                          3                4,500
F-8000 Truck w/ F8000 Add on Box                         3                7,740
Ford F-450                                               2               28,803
Ford F-450                                               2               31,076
1992 Peterbuilt Truck                                                    30,000
Trail King Trailer                                                       25,000
Interstate Trailers (3)                                  2               19,500
2000 Ford F-650                                          1               35,789
1983 Vacuum Tank Trailer                                                 15,500
Ford F-350                                               2               31,990
Hamerhead Mole                                           3                3,000
Rod Box                                                  3                3,000
Ringomatic 750 C Vac                                                     10,000
Vermeer DT 750 Mixing System                             2               19,824
Vermeer DT 750 Mixing System                             2                9,823
DSI 1600 Mud Recycler                                                    70,000
Vacmaster Spoilvac w/99 Maxey Trailer                    2               18,000
1995 International Truck                                 1               35,000
Miscellaneous Equipment and Supplies, as
purchased from Vemeer on Note being assumed by
Buyer                                                    3               57,162
Miscellaneous Tools                                      2               15,000
                                                                      ---------
                                                         3            $ 714,260
                                                                      =========

(1) Indicates items to be paid by Spinnaker #2
(2) Indicates items to be paid by Spinnaker #3
(3) Indicates assets to be used to secure OPEC Note.

                                    EXHIBIT B

                               LIABILITIES ASSUMED

Orix Loan on 16x20                                                   $ 63,273.05
Orix Loan on 24x40                                                     87,645.93
Vermeer Note                                                           85,648.62
                                                                     -----------
                                                                     $236,567.60

PAYMENTS MADE THROUGH NEW FINANCING OBTAINED BY BUYER

Spinnaker #1                                                         $ 75,053.00
CIT Corp                                                              155,000.00
                                                                     -----------
                                                                     $230,053.00

Total Payments applied to machinery and equipment purchase           $439,620.60

PAYMENTS TO BE MADE THROUGH NEW FINANCING OBTAINED BY BUYER

Spinnaker #2                                                         $ 70,789.00
Spinnaker #3                                                          159,193.17
                                                                     -----------
                                                                     $229,982.17
                                                                     -----------

Balance due OPEC                                                     $247,639.40

The Parties agree that any amounts received by OPEC from Spinnaker #2 or #3, in excess of the actual payoff amount of any vehicle, which have been reduced because of payments made by Abcon on such vehicles shall be credited against the promissory note from Abcon to OPEC.

                                    EXHIBIT C

                     PROMISSORY NOTE AND SECURITY AGREEMENT

                                 PROMISSORY NOTE

$263,329.14                                                        June 30, 2000
                                                                Phoenix, Arizona

FOR VALUE RECEIVED, the adequacy and sufficiency of which are hereby expressly acknowledged, the undersigned Brian Smith and Abcon, Inc, jointly and severally, (the "MAKERS") promises and agrees to pay to the order of OPEC CORP, a Colorado corporation and FutureOne, Inc., a Nevada corporation ("HOLDERS"), at such place as Holders may designate from time to time in writing, the principal amount of TWO HUNDRED SIXTY THREE THOUSAND, THREE HUNDRED TWENTY NINE & 14/100 DOLLARS ($263,329.14) payable as follows:

SEVENTY THOUSAND SEVEN HUNDRED EIGHTY NINE & 00/100 DOLLARS ($70,789.00) with no interest, on or before July 20, 2000.

ONE HUNDRED FIFTY NINE THOUSAND, ONE HUNDRED NINETY THREE & 17/100 DOLLARS ($159,193.17) with no interest, on or before July 31, 2000.

The balance of THIRTY THREE THOUSAND, THREE HUNDRED FORTY SIX & 97/100 DOLLARS ($33,346.97)or so much thereof as may be outstanding hereunder from time to time, with interest to accrue on the unpaid principal balance at a rate of FIFTEEN PERCENT (15%%) per annum, with principal and accrued interest thereon payable monthly on the 25th of each month in the amount of FIVE THOUSAND & 00/100 Dollars ($5,000.00) until the entire unpaid principal and accrued interest thereon is paid in full. At Maker's election, payments may be made by bank wire transfer at Maker's expense and Holder shall furnish the requisite information.

To secure payment and performance, this Note is secured by certain business equipment and all accounts, including accounts receivable and contract rights of Maker ("Collateral"), all in accordance with the Security Agreement of even date herewith.

This Note shall  evidence a portion of the Purchase  Price  payable  pursuant to
Section 3(d) of that certain Stock Purchase Agreement between the Maker and the Holder (as amended from time to time, the "Stock Purchase Agreement"). The Maker shall have the right to prepay this Note in full or in part at any time without penalty, premium or notice. All payments and prepayments shall be applied first to any Expenses (as defined below), second to accrued and unpaid interest, and third to principal. Principal and interest shall be payable in lawful money of the United States of America.

Maker agrees that upon the occurrence of an Event of Default (as hereinafter defined) hereunder, (a) the Maker will pay all costs and expenses of collection of this Note, including reasonable attorney's fees ("Expenses"); (b) at the option of the Holder, the unpaid principal balance of this Note along with accrued and unpaid interest shall become due and payable immediately without notice; and (c) Holder may utilize any available remedies, including without limitation any remedies available against the Collateral, under Arizona law and/or under the Uniform Commercial Code, at law or in equity, in such order and/or combination as Holder may elect in its sole and absolute discretion. For purposes of this Note, an "Event of Default" shall mean (a) any failure by Maker to pay when due any installment or principal or interest under this Note, which failure is not cured within ten (10) days of written notice thereof by Holder to the Maker, (b) any general assignment by Maker for the benefit of creditors, (c) any filing of a voluntary bankruptcy petition by Maker, and (d) any filing of any involuntary bankruptcy petition against Maker, which filing is not dismissed within 90 days thereof.

Failure of the Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or breach, or in the event of continuance of any existing default or breach after demand for performance thereof.

The Maker, sureties, guarantors and endorsers, if any, severally waive demand, diligence, presentment for payment, protest and notice of demand, protest, nonpayment and exercise of any option hereunder. The granting without notice of any extension or extensions of time for payment of any sum or sums due hereunder, or the taking or release of security shall in no way release or discharge the liability of Maker or any surety, guarantor or endorser.

No provision of this Note is intended to or shall require or permit Holder, directly or indirectly, to take, collect or receive in money, goods or in any other form, any interest in excess of that permitted by applicable law. If any amount due from or paid by Maker shall be determined by a court of competent jurisdiction to be interest in excess of such maximum rate, Maker shall not be obligated to pay such excess and, if paid, such excess shall be applied against the unpaid principal balance of this Note, or if and to the extent that this Note has been paid in full, such excess shall be remitted to Maker.

The provisions of this Note shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties hereto.

This Note shall be governed by and construed in accordance with the laws of the State of Arizona without regard to conflicts of law principles.

IN WITNESS WHEREOF, Maker has executed this Note as of the date first stated above.

MAKERS" (JOINTLY AND SEVERALLY)


---------------------------------------
Brian Smith

ABCON, INC.

By:
   ------------------------------------

Name:
    -----------------------------------

Title:
     ----------------------------------

                               SECURITY AGREEMENT

DEBTOR:

Name:          Abcon, Inc.
Address:       PO Box 2198, Chandler, AZ 85244-2198
               Attn: Brian Smith, President

               and

Name:          Brian Smith
Address:       21108 South 196th Street

               Queen Creek, Arizona  85242

SECURED PARTY:

Name:          OPEC CORP, a Colorado corporation
Address:       5930 Paonia Court
               Colorado Springs, CO 80915

               and

Name:          FutureOne, Inc.
Address:       4250 East Camelback Road, Suite K124
               Phoenix, AZ 85018

DATE:          June 30, 2000.

Debtor, for good and sufficient consideration, the receipt of which is hereby acknowledged, hereby grants to Secured Party a security interest in the following property and any and all additions, accessions and substitutions thereto or thereof (hereinafter referred to as the "Collateral"):

     All of Debtor's accounts (including accounts receivable and contract rights) whether now owned or hereafter acquired, whether now existing or hereafter arising, together with all records and data relating to Debtor's accounts including Debtor's rights in and to all computer software required to utilize, create, maintain, and process such records or data on electronic media.

     All Equipment, if any, as may be noted on any attached Exhibit A to this Security Agreement

TO SECURE PAYMENT AND PERFORMANCE UNDER THAT CERTAIN PROMISSORY NOTE OF EVEN DATE HEREWITH, PAYABLE TO THE SECURED PARTY.

1. DEBTOR WARRANTS AND COVENANTS. Debtor expressly warrants and covenants as follows:

a. That except for the security interest granted hereby Debtor is, or to the extent that this agreement states that the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral free from any adverse lien, security interest or encumbrances; and that Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

b. The Collateral issued or bought is primarily for use in business.

c. Promptly to notify Secured Party of any change in the location of the Collateral.

d. To pay all taxes and assessments of every nature which may be levied or assessed against the Collateral.

e. Not to permit or allow any adverse lien, security interest or encumbrance whatsoever upon the Collateral and not to permit the same to be attached or replevined.

f. That the Collateral is in good condition, and that Debtor will, at Debtor's own expense, keep the same in good condition. The Secured Party may examine and inspect the Collateral at any reasonable time upon notice.

g. That the Debtor will not use the Collateral in violation of any applicable statutes, regulations or ordinances.

h. That the Debtor will keep the Collateral at all times insured against risks of loss or damage by fire (including so-called extended coverage), theft and such other casualties as the Secured Party may reasonable require, including collision in the case of any motor vehicle, all in such amounts, under such forms of policies, upon such terms, for such periods and written by such companies or underwriters as the Secured Party may approve, losses in all cases to be payable to the Secured Party and the Debtor as their interests may appear. All policies of insurance shall provide for at least ten days' prior written notice of cancellation to the Secured Party; and the Debtor shall furnish the Secured Party with certificates of such insurance or other evidence satisfactory to the Secured Party as to compliance with the provisions of this paragraph. Secured Party may act as an attorney for the Debtor in making, adjusting and settling claims under or canceling such insurance and endorsing the Debtor's name on any drafts drawn by insurers of the Collateral.

2. PERFECTION OF SECURITY INTEREST. DEBTOR HEREBY APPOINTS SECURED PARTY AS ITS IRREVOCABLE ATTORNEY-IN-FACT FOR THE PURPOSE OF EXECUTING ANY DOCUMENTS NECESSARY TO PERFECT OR TO CONTINUE THE SECURITY INTEREST GRANTED IN THIS AGREEMENT. DEBTOR WILL REIMBURSE SECURED PARTY FOR ALL EXPENSES FOR THE
PERFECTION AND THE CONTINUATION OF THE PERFECTION OF SECURED PARTY'S SECURITY INTEREST IN THE COLLATERAL.

3. NO VIOLATION. The execution and delivery of this Agreement will not violate any law or agreement governing Debtor or to which Debtor is a party, and will not cause Debtor to be in default of any agreement to which it is a party.

4. ENFORCEABILITY OF COLLATERAL. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, the Collateral is enforceable in accordance with its terms, is genuine, and complies with applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. At the time any account becomes subject to a security interest in favor of Secured Party, the account shall be a good and valid account representing an undisputed, bona fide indebtedness incurred by the account debtor, for merchandise held subject to delivery instructions and theretofore shipped or delivered pursuant to a contract of sale, or for services theretofore performed by Debtor with or for the account debtor; there shall be no setoffs or counterclaims against any such account; and no agreement under which any deductions or discounts may be claimed shall have been made with the account debtor except those disclosed to Secured Party in writing.

5. TRANSACTIONS INVOLVING COLLATERAL. Except for inventory sold or accounts collected in the ordinary course of Debtor's business, or as otherwise agreed between the Parties, Debtor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. While Debtor is not in default under this Agreement, Debtor may sell inventory, but only in the ordinary course of its business and only to buyers who qualify as a buyer in the ordinary course of business. A sale in the ordinary course of Debtor's business does not include a transfer in partial or total satisfaction of a debt or any bulk sale. Debtor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest or encumbrance, other than the security interest provided for in this Agreement, without the prior written consent of Secured Party. This includes security interests even if junior in right to the security interests granted under this Agreement. Unless waived by Secured Party, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Secured Party and shall not be commingled with any other funds; provided, however, this requirement shall not constitute consent by Secured Party to any sale or other disposition. Upon receipt, Debtor shall immediately deliver any such proceeds to Secured Party.

6. COLLATERAL SCHEDULES AND LOCATIONS. As often as Secured Party shall require, and insofar as the Collateral consists of accounts and general intangibles, Debtor shall deliver to Secured Party schedules of such Collateral, including such information as Secured Party may require, including without limitation names and address of account debtors and agings of accounts and general intangibles. Insofar as the Collateral consists of inventory and equipment, Debtor shall deliver to Secured Party, as often as Lender shall require, such lists, descriptions, and designations of such Collateral as Secured Party may require to identify the nature, extent, and location of such Collateral. Such information shall be submitted for Debtor and each of its subsidiaries or related companies.

7. DEBTOR'S RIGHT TO POSSESSION AND TO COLLECT ACCOUNTS. Until default, Debtor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Promissory Note, provided that Debtor's right to possession and beneficial use shall not apply to any Collateral when possession of the Collateral by Secured Party is required by law to perfect Secured Party's security interest in such Collateral. Until otherwise notified by Secured Party, Debtor may collect any of the Collateral consisting of accounts. If Secured Party at any time has possession of any Collateral, whether before or after an Event of Default, Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Secured Party takes such action for that purpose as Debtor shall request or as Secured Party, in Secured Party's sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Debtor shall not of itself be deemed to be a failure to exercise reasonable care. Secured Party shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the indebtedness.

8. EXPENDITURES BY SECURED PARTY. If not discharged or paid when due, Secured Party may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Debtor under this Agreement, including without imitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral. Secured Party also may (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Secured Party for such purposes will then bear interest at the rate charged under the Promissory Note from the date incurred or paid by Secured Party to the date or repayment by Debtor. All such expenses shall become a part of the indebtedness and, at Secured Party's option, will (a) be payable on demand, (b) be added to the balance of the Note and be apportioned among and by payable with any installment payments to become due during either (i) the term of any applicable insurance policy or (ii) the remaining term of the Note, or (c) be treated as a balloon payment which will be due and payable at the Note's maturity. This Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Secured Party may be entitled upon the occurrence of an Event of Default.

9. APPOINT RECEIVER. To the extent permitted by applicable law, Secured Party shall have the following rights and remedies regarding the appointment of a receiver: (a) Secured Party may have a receiver appointed as a matter of right,
(b) the receiver may be an employee of Secured Party and may serve without bond, and (c) all fees of the receiver and his or her attorney shall become part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid. The receiver may be appointed by a court of competent jurisdiction upon ex parte application and without notice, notice being expressly waived.

10. POWER OF ATTORNEY. Debtor hereby appoints Secured Party as its true and lawful attorney-in-fact, irrevocably, with full power of substitution to do the following: (a) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable form the Collateral; (b) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (c) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Debtor, to execute and deliver its release and settlement for the claim; and (d) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Debtor, or otherwise, which in the discretion of Secured Party may seem to be necessary or advisable. This power is given as security for the Indebtedness, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Secured Party.

UNTIL DEFAULT DEBTOR MAY HAVE POSSESSION OF THE COLLATERAL AND USE IT IN ANY LAWFUL MANNER, AND UPON DEFAULT, SECURED PARTY SHALL HAVE THE IMMEDIATE RIGHT TO THE POSSESSION OF THE COLLATERAL.

11. EVENTS OF DEFAULT. Debtor under this Agreement upon the happening of any of the following events or conditions:

(a) default in the payment or performance of any obligation, covenant or liability contained or referred to in this Security Agreement herein, the Note or in any document evidencing the same;

(b) the making or furnishing of any warranty, a representation or statement to Secured Party by or on behalf of Debtor which proves to have been false in any material respect when made or furnished;

(c) loss, theft, damage, destruction, sale or encumbrance to or of any of the Collateral, or the making of any levy seizure or attachment thereof or thereon;

(d) death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws of, by or against Debtor or any guarantor or surety for Debtor.

Upon such default and at any time thereafter, or if it deems itself insecure, Secured Party may declare all Obligations secured hereby immediately due and payable and shall have the remedies of a secured party under Article 9 of the Arizona Uniform Commercial Code. Secured Party may require Debtor to assemble the Collateral and deliver or make it available to Secured Party at a place to be designated by Secured Party which is reasonable convenient to both parties. Expenses of retaking, holding, preparing for sale, selling or the like shall include Secured Party's reasonable attorney's fees and legal expenses.

No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. The taking of this security agreement shall not waive or impair any other security said Secured Party may have or hereafter acquire for the payment of the above indebtedness, nor shall the taking of any such additional security waive or impair this security agreement; but said Secured Party may resort to any security it may have in the order it may deem proper, and notwithstanding any collateral security, Secured Party shall retain its rights of set-off against Debtor.

All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns; and all promises and duties of Debtor shall bind his heirs, executors or administrators or his or its successors or assigns. If there be more than one Debtor, their liabilities hereunder shall be joint and several.

Dated this 30th day of June, 2000.


DEBTOR:                                 DEBTOR


By: Abcon, Inc.                         By: Brian Smith


Name:                                   Name:
      ------------------------------          ------------------------------
Title:
      ------------------------------

                                    EXHIBIT D

                                  RESIGNATIONS

I hereby resign as an Officer and/or Director of Abcon, Inc. effective as of the Closing Date of the Stock Purchase Agreement of which this exhibit is made a part hereof.


--------------------------------------
Earl J. Cook


--------------------------------------
Donald D. Cannella


--------------------------------------
Bradley G. Black

                                    EXHIBIT E

                             OTHER SETTLEMENT ITEMS

OPEC Loan to Abcon                                                   $39,000.00


Loan payments made by OPEC on behalf of Abcon:

     Truck #33 (3 Months)                              $ 2,570.70
     Truck #45 (3 Months)                                2,224.08
     Truck #47 (4 Months)                                3,959.88
     Truck #50 (3 Months)                                2,571.99
                                                       ----------
                                                                      11,326.65

FICA on 12-31-99 stock paid by OPEC                                    2,669.49
                                                                     ----------
                                                                      52,996.14

Less: Invoices from Abcon to OPEC                                     37,306.40
                                                                     ----------

Net due OPEC to be added to purchase Note                            $15,689.74
                                                                     ==========